                     AMENDED AGREEMENT AND PLAN OF REORGANIZATION

     Agreement made as of the 7th day of November, 1997 by and among Touch Tone America, Inc., a California corporation, ("Buyer"), ORIX Global Communications, Inc., a Nevada corporation (the "Company" or "Seller") and the Shareholders of the Company whose names and addresses are set forth on the signature page hereof, (the "Shareholders"). Buyer, Seller, Company and Shareholders are sometimes referred to as "party" or "parties."

     The parties entered into an Agreement and Plan of Reorganization dated August 11, 1997 (the "Agreement") pursuant to which the Shareholders agreed to sell 1,200 shares of common stock, no par value per share, of the Company, constituting all the issued and outstanding common stock of the Company (the "Shares").

     The parties have agreed to amend the Agreement in order to substitute the consideration given by the Buyer for the Shares, as well as condition the closing of the transaction upon certain terms. Buyer agrees to acquire all the Shares in exchange for certain shares of the Common Stock of Buyer (the "Buyer's Stock") and the Seller and Shareholders desire to exchange the Shares for Buyer's Stock on the terms and conditions set forth herein. In consideration of the mutual agreements contained herein, the parties agree as follows:

     1.   ACQUISITION AND EXCHANGE OF SHARES.

          1.01 ACQUISITION. Buyer will acquire Seller pursuant to a reorganization whereby Seller will become a wholly owned subsidiary of Buyer.

          1.02. SHARES BEING EXCHANGED. Subject to the terms and conditions of this Agreement, at the Closing, provided for in Section 2.01 hereof (the "Closing"), Shareholders are assigning and delivering to Buyer the Shares and Buyer is acquiring such Shares, free and clear of all liens, claims, options, charges and encumbrances whatsoever in exchange for such number of Common Shares of the Buyer's Common Stock to represent after issuance 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock. As of the date hereof, 4,561,245 shares of Buyer's Common Stock are issued and outstanding, and options, warrants or other rights calling for issuances of 3,393,400 Common Shares of the Buyer's Common Stock are outstanding.

     Accordingly, as of the date hereof, and before giving effect to any adjustments contemplated under Paragraph 1.04 below, the number of Common Shares of the Buyer's Common stock which represent, after issuance, 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Company currently outstanding, is 14,772,912..

          1.03. SHAREHOLDERS' REPRESENTATIVE. For this transaction, the Shareholders hereby irrevocably designate and appoint Kerry Rogers as their representative and attorney in fact, ("Orix Shareholders' Representative"), with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests, certificates and other communications hereunder;

to, fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Agreement and to take such other action on their behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Sellers under Section 1.02 hereof or increase the extent of their obligation to indemnify Buyer under Section 8.02 hereof.

          1.04. ADJUSTMENTS TO NUMBER OF SHARES. In the event that, prior to any issuance and delivery of shares of Buyer's Common Stock to the Shareholders at Closing pursuant hereto, the outstanding shares of Buyer's Common Stock shall have been, with or without new consideration, increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in Buyer's capitalization, then an appropriate and proportionate adjustment shall be made in the number of the Buyer's Common Stock to be thereafter issued and delivered hereunder to the Shareholders at Closing in order for the Shareholders to acquire the proportion of the Buyer's equity contemplated under Paragraph 1.02 above, namely 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock then outstanding.

     2.  THE CLOSING.

          2.01. TIME AND PLACE. The Closing hereunder shall occur at 10:00 a.m. at the offices of Seller, or at such other time and location as may be mutually agreed upon by Buyer and Seller, but which date shall be no later than January 31, 1998, or 24 hours after Shareholder approval.

          2.02. DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver to Buyer, (unless previously delivered or waived), the following:

               a. Certificates representing the Company Shares, duly endorsed or accompanied by stock powers, duly endorsed, duly executed in blank, (with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange), and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer stamps attached.

               b. Certificates from appropriate authorities as to the good standing of, and payment of taxes by, the Company in the State in which it is incorporated and each jurisdiction in which it is qualified to do business as a foreign corporation, dated as of the most recent practicable date.

               c. The opinion of the Seller's counsel referred to in Section 7.c hereof.

               d. A general release from Shareholders of all claims Shareholders may have, as of the date of the Closing, against the Company, Buyer, and their subsidiaries or affiliates, or directors, officers, employees or agents of the Company, Buyer, or their subsidiaries or affiliates, except for such rights or claims arising under this Agreement and those listed in Exhibit 2.02(d).

               e. All other previously undelivered items required to be delivered by the Seller to Buyer at or prior to the Closing.

          2.03 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to the Sellers certificates of the appropriate number of Buyers Stock.

               a. Certificates representing the Company Shares, duly endorsed or accompanied by stock powers, duly endorsed, duly executed in blank, (with signatures guaranteed by a national bank or member firm of the New York Stock Exchange), and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer stamps attached.

               b. Certificates from appropriate authorities as to the good standing of, and payment of taxes by, the Buyer in the State in which it is incorporated and each jurisdiction in which it is qualified to do business as a foreign corporation, dated as of the most recent practicable date.

               c.  An opinion of the Buyer's counsel as referred to in Section
7.8 hereof.

               d. All other previously undelivered items required to be delivered by the Buyer to Seller at or prior to the Closing.

     3.  SECURITIES ACT.

          3.01 INVESTMENT REPRESENTATION. Each Seller acknowledges that the Buyer's Stock issuable pursuant to this Agreement will not have been registered under the Securities Act of 1933 (the Securities Act") and that Seller's Buyer Stock must be held indefinitely unless subsequently registered thereunder or an exemption from registration is available. Seller represents and warrants to Buyer that (i) Seller will acquire such Buyer Stock for investment, and not with a view to the distribution thereof within the meaning of the Securities Act,
(ii) such Seller will acquire such Buyer Stock for his or her own account and has not offered, and as of the Closing Date will not have offered and does not intend, and as of the Closing Date will not intend, to transfer, any participation or interest of any kind in such Buyer Stock to any other person, and (iii) the exchange of Buyer Stock for the Shares constitutes an investment decision of an amount and type consistent with such Seller's investment practices and objectives. Seller and Buyer each acknowledges that each party has been offered access to information, financial and otherwise, regarding each party which is deemed relevant by each party in this investment decision, and an opportunity to discuss such information with officers and employees of each party, and to examine each parties' books and records. In addition, until the Closing Date hereunder, Buyer shall deliver to Seller all filings made under the Securities Exchange Act of 1934 by Buyer.

          3.02 LEGENDING OF BUYER STOCK. The shares of Buyer stock issuable hereunder shall not be transferable except upon the conditions specified in this
Section 3, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such shares of Stock.

Each certificate for Buyer Stock issued to Seller, and each certificate for Buyer Stock issued to subsequent transferees of Seller, shall (unless otherwise permitted by this Section 3) be stamped or otherwise imprinted in substantially the following form:

"The transfer of the shares represented by this certificate is subject to compliance with the conditions specified in an Agreement, a copy of which is on file at the office of the Corporation, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."

               3.03 RESTRICTIONS ON TRANSFERABILITY. Each Shareholder, and any subsequent holder of a certificate of Buyer Stock bearing the restrictive legend set forth in Section 3.02, (hereinafter in this Section 3 called the "Holder") by acceptance thereof agrees, prior to any transfer or attempted transfer of such Buyer Stock, to give written notice to Buyer of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall contain an undertaking by the person giving such notice to furnish an opinion of counsel for the Holder with respect to the proposed sale, and such further information as may reasonably be required by Buyer or counsel referred to below. Promptly upon receiving any such notice, Buyer shall submit copies thereof to its counsel, and the following provisions shall apply:

          (i) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may be effected without registration under the Securities Act, Buyer shall as promptly as is practicable so notify the Holder of such Stock, and such Holder shall thereupon be entitled to transfer such Stock in accordance with the terms of the notice delivered by such Holder to Buyer. Each certificate of Buyer Stock issued upon the transfer of any such Stock shall bear the restrictive legend set forth above if in the opinion of such counsel such legend is required in order to insure compliance with the applicable provisions of the Securities Act;

          (ii) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may not be effected without registration under the Securities Act of such Stock, Buyer shall as promptly as is practicable so notify the Holder. The Holder thereof, agrees, as to such Stock, by acceptance thereof, that if the proposed transfer by him cannot, in the opinion of such counsel, be effected without such Stock under the Securities Act, such Holder will not transfer such securities unless they have been registered under the Securities Act by Buyer, as hereinafter provided, or unless the staff of the Securities and Exchange Commission has stated in writing that it would raise no objection with respect to the proposed transfer. The restrictions imposed by this Section 3 upon the transferability of any particular share or shares of Buyer Stock shall cease and terminate concurrently with the sale or other disposition thereof pursuant to and in the manner contemplated by an effective registration statement under the Securities Act, or pursuant to and in accordance with Rule 144 promulgated under the Securities Act, (or any similar rule or regulation hereafter promulgated). Whenever the restrictions imposed by the
     Section 3 shall terminate, as hereinabove provided, the Holder of any Buyer Stock as to which such restrictions shall have terminated shall be entitled to receive from Buyer one or more new certificates of Buyer Stock not bearing the restrictive legend set forth above, and not containing any other reference to the restrictions imposed by this
     Section 3.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to Buyer as follows (for the purposes of this Section 4, the Company shall include any subsidiaries of the Company). The Company represents and warrants:

               4.01. TITLE TO THE SHARES. Each Shareholder owns, and is transferring to Buyer at the Closing, good, valid and marketable title to the number of Shares set forth opposite his name on the signature page hereof, free and clear of all liens, claims, options, charges and encumbrances whatsoever. Such shares in the aggregate represents, and will as of the Closing represent, 100% of the issued and outstanding capital stock of the Company. There are no outstanding options, warrants, or rights to purchase or acquire any of the Shares of the Seller.

          4.02. VALID AND BINDING AGREEMENTS. As to each Shareholder, this Agreement constitutes the valid and binding agreement of each Shareholder, enforceable in accordance with its terms, and, as to Seller, neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby (a) violates or will violate any statute or law, or any rule, regulation or order of any court or governmental authority; or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Seller is a party or by which Seller is bound.

          4.03. ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has corporate power and authority to own, lease, license and operate its business and assets. The Company is duly qualified to transact business as a foreign corporation in the State of California, and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary or the failure to so qualify would have a material adverse effect on its business.

          4.04. ARTICLES AND BY-LAWS. The copies of the Articles of Incorporation and all amendments thereto of the Company, as certified by the Secretary of the Company and of the By-Laws, as amended to the date hereof, of the Company, as certified by its Secretary, which have heretofore been delivered to Buyer are complete and correct copies of the Articles of Incorporation and By-Laws of the Company as amended and in effect on the date of the Closing. All minutes of the Company are contained in minute books of the Company heretofore furnished to Buyer for examination and are being delivered to Buyer at the Closing, and no minutes have been included in such minute books since such examination by the Buyer that have not also been furnished to Buyer.

          4.05. CAPITALIZATION. The total number of shares of stock which the Company is authorized to issue is 2,500 shares of common stock of no par value per share, of which 1,200 shares are validly issued, fully paid and non-assessable. There is no option, warrant, agreement or understanding pursuant to which any person or entity has or may have the right to acquire any equity interest in the Company, or any other security convertible into any equity interest in the Company.

          4.06. FINANCIAL STATEMENTS. The Seller will deliver to Buyer balance sheets of the Company as of May 31, 1997, and statements of operations for the Company for the period then ending, and the report of Hein & Co., John Steinbeck, C.P.A. pertaining thereto. These financial statements have been prepared from the books and records of the Company, represent fairly the financial position of the Company as of the dates appearing thereon, and the results of operation of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of the Company during prior fiscal periods. Except as provided for or reserved against in the Balance Sheet dated May 31, 1997, (the "Balance Sheet") and except for liabilities incurred in the ordinary course of the business of the Company after the date of the balance sheet, and liabilities set forth on any of the exhibits delivered in connection herewith, there are no liabilities of any kind, whether accrued, absolute, contingent or otherwise, and whether or not determined or determinable.

          4.07. TAXES. The amount of the provision for liability for taxes on the Balance Sheet is sufficient for the payment of all unpaid federal, state and local income, franchise and property taxes of the Company accrued for or applicable to the period ended on the date of said Balance Sheet, and all years and periods prior thereto. The Company has collected or paid all applicable local tax returns, intangible tax returns and other tax returns which are required to be filed by it, and such returns and reports are true and correct. The Company has prepared and filed all Federal, State and County and local income, excise and other tax returns required to be filed by it, and all such returns are true and correct. The Company has paid all taxes which have become due pursuant to such returns, or pursuant to any assessment received by it. The Federal income tax returns of the Company have not been examined by the Internal Revenue Service. The Company has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company, (except for liens of taxes not yet due); and, except as reflected in the Balance Sheet, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Company, and there is no basis for any such question or claim.

          4.08. PATENTS, TRADEMARKS, TRADE NAMES, PROGRAMS, ETC. Exhibit 4.08 hereto contains an accurate and complete description of all patents, trademarks, trade names, assumed names, computer programs, licenses, franchises and copyrights, and any applications therefore, presently owned, held by, or used by the Company, or under which the Company owns or holds any license. No products or services of the Company, nor any patents, formula, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in the business of the Company infringe on any patents, trademarks, copyrights or any other rights of any person. The Company has the right to market its products and services and conduct its business as currently being conducted. Neither the Company nor any Seller knows or has any reason to believe that there are any claims or rights of any third parties of infringement, or any conflict with the rights of third parties, and the Company is not in receipt of any notice or complaint of any infringement or conflict with the rights of others in any patents, copyrights, trademarks or trade names, or computer programs, trade secrets or any other proprietary rights. No claims have been made by the Company of any infringement or conflicts by others with the rights of the Company with respect to any patents, copyrights, trademarks, computer programs, formulations, trade names, trade secrets or proprietary information used in the Company's business. Neither the Company nor any Seller knows of any basis for the making of any such claim. No Seller, officer, director, employee or consultant of the Company owns, directly or indirectly, in whole or in part, any patents, copyrights, trademarks, trade names, computer programs, or any trade secrets or proprietary information which are presently being used in the Company's business.

          4.09. INSURANCE. The Company has in force and effect and is covered under policies of insurance covering such risks, and in amounts adequate for the size and scope of its business. A description of its insurance policies is set forth in Exhibit 4.09.

          4.10. ASSETS. The Company has good and marketable title to all of its properties, free and clear of all liens and encumbrances except as noted in the Balance Sheet, and set forth in detail in Exhibit 4.10 hereto. The properties and assets of the Company are in good repair and condition, and are adequate for the conduct of the business of the Company as now being conducted, and for the anticipated growth of the Company's business. The assets of the Company will include those operations and investments set forth in detail in
Exhibit 4.10. In the event the Company is required to pay additional consideration to acquire such rights, operations or investments, such payments shall reduce the Company shares due Sellers herein by the same amount.

          4.11. BANKING ARRANGEMENTS. Set forth as Exhibit 4.11 hereto and delivered to Buyer is a complete list of each bank in which the Company has an account, line of credit, or other banking arrangement, and the account number, balance and signatories of each such account, line of credit and loan.

          4.12. EMPLOYEES. Set forth in Exhibit 4.12 hereto and delivered to Buyer is a complete list setting forth the name, current annual salaries of all officers, directors and employees of the Company, together with copies of any employment agreements or other employment commitments of the Company.

          4.13. PURCHASE COMMITMENTS. The Company has performed, in all material respects, all of the obligations required to be performed by it to date under all purchase agreements and purchase orders as conditions precedent to the delivery of the items called for therein. No such purchase commitment is in excess of the ordinary, common and usual requirements of the business of the Company.

          4.14. COMMITMENTS. The Company has performed, in all material respects, all of the obligations required to be performed by it to date under all of its sales, rental, service and franchise agreements and commitments. No information has come to the attention of the Company or any Seller which would tend to indicate that any of the customers of the Company are currently, or are likely to become, unable to perform under the terms of any agreement or commitment entered into with it. All leases entered into by the Company involving remaining aggregate rentals in excess of $5,000 are set forth in
Exhibit 4.14 and have been delivered to Buyer.

          4.15. AGENCY AGREEMENTS. Set forth in Exhibit 4.15 hereto and delivered to Buyer are copies of all agreements and other commitments with franchisees, distributors, dealers, sales representatives, consultants and other agencies and entities engaged or utilized by the Company.

          4.16. LABOR AGREEMENTS AND POLICIES. The Company is not a party to or bound by any collective bargaining agreement, and the Company or any Seller is not aware of any attempt to organize any of the employees of the Company. There are no strikes or other labor disputes pending, or to the knowledge of the Company or any of the Sellers, threatened against the Company. The Company has complied in all material respects with the Fair Labor Standards Act, Occupational Safety and Health Act, Equal Employment Opportunity and all other applicable Federal and State laws regarding employment, and in respect to hours worked by and payments made to the employees of the Company.

          4.17. EMPLOYMENT BENEFIT PLANS. Set forth in Exhibit 4.17 hereto and delivered to Buyer are copies of all pension, retirement, profit-sharing, bonus, deferred compensation, stock option, stock purchase, severance pay, vacation policy and pay, medical, dental, life insurance, death benefit and other plans or agreements providing benefits to employees of the Company.

There are no unfunded liabilities attributed to any employee benefit plans providing benefits to employees of the Company, and none will arise upon the termination of any such plans. The Company is in full compliance with all laws, rules and regulations governing employee benefits. The Company has an established policy that its employees may not accrue vacation time beyond the period of 12 months.

          4.18.  OTHER MATERIAL CONTRACTS AND COMMITMENTS.  Set forth in Exhibit
4.18 and delivered to Buyer are copies of all material contracts, agreements, instruments and other commitments to which the Company or the Seller is a party and which are not included in other exhibits hereto. Except as included in said
Exhibit 4.18 and such other exhibits to this Agreement, the Company is not a party to or bound by any written or oral (a) material contract, agreement or other instrument or understanding creating a liability; (b) material lease, mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor or lessee or otherwise; (c) material agreement or arrangement for the borrowing of money or for a line of credit; (d) agreement or arrangement for the sale of the assets of the Company or for the grant of any preferential rights to purchase any of the assets, property or rights of the Company or for the transfer or the assignment thereof other than the ordinary course of business of the Company; (e) guarantee, surety, subordination or other agreement for related type of agreement or arrangement; (f) agreement of any kind with any director or officer or with any associate of any such person; (g) material agreement or commitment for capital expenditures or for the acquisition of fixed assets. As used in this Section 4.18, the term "material" refers to any contract, agreement, commitment, instrument or understanding involving a liability, actual or potential, in excess of $5,000.

          4.19. PERFORMANCE OF OBLIGATIONS. The Company has performed all of the material obligations required to be performed by it and is not in material default under any of the agreements, leases, contracts, or other documents to which it is a party. No party with whom the Company has an agreement or commitment is in material default thereof. As used in this Section 4.19, the term "material" refers to a default involving more than $500 or which, when aggregated with other defaults, would exceed $2,000, or which would give the nondefaulting party a right to cancel or terminate such defaulted agreement or obligation.

          4.20. CONFLICT. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to, or termination of, or accelerate the maturity of or the performance required by any terms of the Articles of Incorporation or By-laws, or any indenture, loan agreement, lease or other agreement or arrangement of the Company or any Seller, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company.

          4.21. LITIGATION, ETC. Except as set forth in Exhibit 4.21 hereto and delivered to Buyer, there is no investigation by any governmental agency or any legal proceedings pending, or to the best knowledge of the Seller, threatened against the Company, or the property, assets or good will thereof, and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or affecting the Company, or against or affecting its business, property, assets, good will or common stock.

          4.22. COMPLIANCE WITH LAWS. The Company has complied in all material respects with all laws, regulations and orders applicable to the conduct of its business, and the Company possesses all permits, licenses and other approvals and authorizations of all governmental agencies which are necessary to the conduct of its business, and all said permits, licenses and other approvals and authorizations are in full force and effect. The Company has not received any notice of, and is not aware of any material violation of, any zoning regulation or ordinance or of any law, order, regulation or requirement relating to the operation of its business which remains uncured or which has not been dismissed.

          4.23. RECENT TRANSACTIONS. Except as shown on the Exhibits delivered in connection herewith, the business of the Company has been conducted diligently and only in the ordinary course and the Company has not (a) incurred or become subject to any obligation or liability, (absolute or contingent), except current liabilities incurred in the ordinary course of business of the Company, and under contracts entered into in the ordinary course of business of the Company, none of which involves potential liability in excess of $5,000 or is not cancelable in thirty (30) days or less notice without penalty or liquidated damages; (b) discharged or satisfied any lien or encumbrance, or paid any obligation, (tangible or intangible), other than liabilities shown on the Balance Sheet and current liabilities incurred since the date of the said Balance Sheet in the ordinary course of business of the Company; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets, real or personal, tangible or intangible; (d) sold or transferred any of its assets, property or rights, or canceled any debts or claims except in each case in the ordinary course of business of the Company, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or which requires consent of any third party to the transfer and assignment of any of its assets, property or rights; (e) suffered any extraordinary losses, (whether or not covered by insurance), or waived any rights of substantial value; (f) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, otherwise than in the ordinary course of business; (g) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (h) made capital expenditures or entered into agreements therefor aggregating more than $5,000;
(i) issued any stock, bonds or any other corporate securities or granted any options, warrants or other rights calling for the issuance thereof; (j) amended its Articles of Incorporation or By-Laws.

          4.24. WARRANTIES. There are no pending claims against the Company or its insurers for breach of any warranty, or with respect to liability for defective products or services.

          4.25. BROKERS AND FINDER. Seller has not entered into an agreement with any person, firm or corporation, or become indirectly a party to any such agreement, nor has he taken any action or is he aware of any facts which would result in the assertion of any liability or claim for the payment of any commission, brokerage or finder's fee in connection with his execution of this Agreement or the consummation of transactions contemplated herein.

          4.26. ACCOUNTS RECEIVABLE. Marked as Schedule 4.26 hereto and delivered to Buyer is a complete list, appropriately aged, of the accounts receivable of the Company as a date within ten (10) days of the date hereof. Such accounts receivable of Company are valid and collectible in full and are not subject to defense, set-off or counterclaim on the part of the account debtor or any known assignee of any of such accounts except for the amount of the allowance for uncollectible accounts shown on the Schedule.

          4.27. DISCLOSURE. All material facts regarding the assets, business, operations, financial condition and prospects of the Company are reflected in the Balance Sheet, or have been disclosed herein, or have been disclosed to Buyer in writing set forth as Exhibit 4.27 hereto. No representation or warranty by the Seller contained in this agreement, and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to Buyer pursuant to the provisions hereof or in connection with the negotiation hereof, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements herein not misleading.

          4.28. UPDATE. The Seller will promptly advise the Buyer in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof, and Seller will provide Buyer with quarterly and annual balance sheets and income statements of the Company from the date hereof through the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer warrants and represents to the Seller and Shareholders as follows:

          5.01. ORGANIZATION. With the exception of items in Exhibit 5.0l, the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has corporate power and authority to own, lease, license and operate its business and assets. The Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary or the failure to so qualify would have a material adverse effect on its business.

          5.02. CAPITAL. The authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock of which 4,568,245 shares of Common Stock are currently issued and outstanding and 100,000,000 shares of Preferred Stock of which no shares are issued and outstanding. All of the issued and out-standing shares are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its capital stock of any class, except as set forth in Exhibit 5.02 hereto.

          5.03. SUBSIDIARIES. Buyer does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as set forth in Exhibit 5.03.

          5.04. FINANCIAL STATEMENTS. The balance sheets of Buyer and the financial statements set forth in Buyer's reports to the U.S. Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Buyer throughout the periods indicated, and fairly present the financial position of Buyer as of the dates of the balance sheets included in the financial statements, and the results of operations for the period indicated. Except as provided for or reserved against in the Balance Sheet dated May 31, 1997, (the "Balance Sheet"), and except for liabilities incurred in the ordinary course of the business of the Company after the date of the balance sheet and liabilities set forth on any of the exhibits delivered in connection herewith, there are no liabilities of any kind, whether accrued, absolute, contingent or otherwise and whether or not determined or determinable.

          5.05. ABSENCE OF CHANGES. Except as set forth in the Exhibits herein, there has not been any change in the financial condition or operations of Buyer, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          5.06. INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Sellers shall have the opportunity to meet with Buyer's accountants and attorneys to discuss the operation and financial condition of Buyer. Buyer shall make available to Seller all books and records of Buyer.

          5.07. LITIGATION. Except as set forth in Exhibit 5.07, Buyer is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Buyer, threatened against or affecting Buyer or its business, assets, or financial condition. Buyer is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

          5.08. AUTHORITY. The Board of Directors of Buyer has authorized the execution of this Agreement and the transactions contemplated herein, and Buyer has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Buyer, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          5.09. ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Buyer and the performance by Buyer will not conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Buyer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Buyer, or 8 an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Buyer.

          5.10. VALIDITY OF BUYER'S SHARES. The shares of Buyer's Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          5.11. ARTICLES AND BY-LAWS. The copies of the Articles of Incorporation and all amendments thereto of the Buyer, as certified by the Secretary of the Buyer and of the By-Laws, as amended to the date hereof, of the Buyer, as certified by its Secretary, which have heretofore been delivered to Seller are complete and correct copies of the Articles of Incorporation and By-Laws of the Buyer as amended and in effect on the date of the Closing. All minutes of the Buyer are contained in minute books of the Buyer heretofore furnished to Seller for examination and are being delivered to Seller at the Closing, and no minutes have been included in such minute books since such examination by the Seller that have not also been furnished to Seller.

          5.12. TAXES. The amount of the provision for liability for taxes on the Balance Sheet is sufficient for the payment of all unpaid federal, state and local income, franchise and property taxes of the Buyer accrued for or applicable to the period ended on the date of said Balance Sheet and all years and periods prior thereto. The Buyer has collected or paid all applicable local tax returns, intangible tax returns and other tax returns which are required to be filed by it, and such returns and reports are true and correct. The Buyer has prepared and filed all Federal, State and County and local income, excise and other tax returns required to be filed by it and all such returns are true and correct. The Buyer has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it. The Federal income tax returns of the Buyer have not been examined by the Internal Revenue Service. The Buyer has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Buyer, (except for liens of taxes not yet due); and, except as reflected in the Balance Sheet, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Buyer, and there is no basis for any such question or claim. Seller is aware there is a need to amend the payroll tax. As of this date it has not been determined how much. Buyer will notify Seller of final result.

          5.13. PATENTS, TRADEMARKS, TRADE NAMES, PROGRAMS, ETC. Exhibit 4.08 hereto contains an accurate and complete description of all patents, trademarks, trade names, assumed names, computer programs, licenses, franchises and copyrights, and any applications therefore, presently owned, held by, or used by the Buyer, or under which the Buyer owns or holds any license. No products or services of the Buyer, nor any patents, formula, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in the business of the Buyer infringe on any patents, trademarks, copyrights or any other rights of any person. The Buyer has the right to market its products and services and conduct its business as currently being conducted. The Buyer does not know or has any reason to believe that there are any claims or rights of any third parties of infringement or any conflict with the rights of third parties and the Buyer is not in receipt of any notice or complaint of any infringement or conflict with the rights of others in any patents, copyrights, trademarks or trade names, or computer programs, trade secrets or any other proprietary rights. No claims have been made by the Buyer of any infringement or conflicts by others with the rights of the Buyer with respect to any patents, copyrights, trademarks, computer programs, formulations, trade names, trade secrets or proprietary information used in the Buyer's business. The Buyer does not know of any basis for the making of any such claim. No officer, director, employee or consultant of the Buyer owns, directly or indirectly, in whole or in part, any patents, copyrights, trademarks, trade names, computer programs, or any trade secrets or proprietary information which are presently being used in the Buyer's business.

          5.14. INSURANCE. The Buyer has in force and effect and is covered under policies of insurance covering such risks and in amounts adequate for the size and scope of its business. Until such time as new management can review such policies, Touch Tone America, Inc. is required to keep all insurance policies, (liability and otherwise), in full force and effect. A description of its insurance policies is set forth in Exhibit 5.14.

          5.15. ASSETS. The Buyer has good and marketable title to all of its properties, free and clear of all liens and encumbrances except as noted in the Balance Sheet and set forth in detail in Exhibit 5.15. hereto. The properties and assets of the Buyer are in good repair and condition and are adequate for the conduct of the business of the Buyer as now being conducted and for the anticipated growth of the Buyer's business. The assets of the Buyer will include those operations and investments set forth in detail in Exhibit 5.15. In the event Buyer is required to pay additional consideration to acquire such rights, operations or investments, such payments shall reduce the Buyer shares due Sellers herein by the same amount.

          5.16. BANKING ARRANGEMENTS. Set forth as Exhibit 5.16 hereto and delivered to Seller is a complete list of each bank in which the Buyer has an account, line of credit, or other banking arrangement and the account number, balance and signatories of each such account, line of credit and loan.

          5.17. EMPLOYEES. Set forth in Exhibit 5.17 hereto and delivered to Seller is a complete list setting forth the name, current annual salaries of all officers, directors and employees of the Buyer, together with copies of any employment agreements or other employment commitments of the Buyer.

          5.18. PURCHASE COMMITMENTS. The Buyer has performed, in all material respects, all of the obligations required to be performed by it to date under all purchase agreements and purchase orders as conditions precedent to the delivery of the items called for therein. No such purchase commitment is in excess of the ordinary, common and usual requirements of the business of the Buyer.

          5.19. COMMITMENTS. The Buyer has performed, in all material respects, all of the obligations required to be performed by it to date under all of its sales, rental, service and franchise agreements and commitments. No information has come to the attention of the Buyer which would tend to indicate that any of the customers of the Buyer are currently, or are likely to become, unable to perform under the terms of any agreement or commitment entered into with it. All leases entered into by the Buyer involving aggregate rentals in excess of $5,000 are set forth in Exhibit 5.19 and have been delivered to Seller.

          5.20. AGENCY AGREEMENTS. Set forth in Exhibit 4.15 hereto and delivered to Seller are copies of all agreements and other commitments with franchisees, distributors, dealers, sales representatives, consultants and other agencies and entities engaged or utilized by the Buyer.

          5.21. LABOR AGREEMENTS AND POLICIES. The Buyer is not a party to or bound by any collective bargaining agreement and the Buyer is not aware of any attempt to organize any of the employees of the Buyer. There are no strikes or other labor disputes pending, or to the knowledge of the Buyer, threatened against the Buyer. The Buyer has complied in all material respects with the Fair Labor Standards Act, Occupational Safety and Health Act, Equal Employment Opportunity and all other applicable Federal and State laws regarding employment and in respect to hours worked by and payments made to the employees of the Buyer.

          5.22. EMPLOYMENT BENEFIT PLANS. Set forth in Exhibit 5.22 hereto and delivered to Seller are copies of all pension, retirement, profit-sharing, bonus, deferred compensation, stock option, stock purchase, severance pay, vacation policy and pay, medical, dental, life insurance, death benefit and other plans or agreements providing benefits to employees of the Buyer. There are no unfunded liabilities attributed to any employee benefit plans providing benefits to employees of the Buyer, and none will arise upon the termination of any such plans. The Buyer is in full compliance with all laws, rules and regulations governing employee benefits. The Buyer has an established policy that its employees may not accrue vacation time beyond the period of 12 months.

          5.23.   OTHER MATERIAL CONTRACTS AND COMMITMENTS.  Set forth in
Exhibit 5.23 and delivered to Seller are copies of all material contracts, agreements, instruments and other commitments to which the Buyer is a party and which are not included in other exhibits hereto. Except as included in said
Exhibit 4.18 and such other exhibits to this Agreement, the Buyer is not a party to or bound by any written or oral (a) material contract, agreement or other instrument or understanding creating a liability; (b) material lease, mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor or lessee or otherwise; (c) material agreement or arrangement for the borrowing of money or for a line of credit; (d) agreement or arrangement any for the sale of the assets of the Buyer or for the grant of any preferential rights to purchase any of the assets, property or rights of the Buyer or for the transfer or the assignment thereof other than the ordinary course of business of the Buyer; (e) guarantee, surety, subordination or other agreement for related type of agreement or arrangement; (f) agreement of any kind with any director or officer or with any associate of any such person; (g) material agreement or commitment for capital expenditures or for the acquisition of fixed assets.
As used in this Section 4.18, the term "material" refers to any contract, agreement, commitment, instrument or understanding involving a liability, actual or potential, in excess of $5,000.

          5.24. PERFORMANCE OF OBLIGATIONS. The Buyer has performed all of the material obligations required to be performed by it and is not in material default under any of the agreements, leases, contracts, or other documents to which it is a party. No party with whom the Buyer has an agreement or commitment is in material default thereof. As used in this Section 4.19, the term "material" refers to a default involving more than $500 or which, when aggregated with other defaults, would exceed $2,000, or which would give the nondefaulting party a right to cancel or terminate such defaulted agreement or obligation.

          5.25. CONFLICT. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to, or termination of, or accelerate the maturity of or the performance required by any terms of the Articles of Incorporation or By-laws or any indenture, loan agreement, lease or other agreement or arrangement of the Buyer, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Buyer.

          5.26. LITIGATION, ETC. Except as set forth in Exhibit 5.26 hereto and delivered to Seller, there is no investigation by any governmental agency or any legal proceedings pending, or to the best knowledge of the Buyer, threatened against the Buyer, or the property, assets or good will thereof, and there is no out-standing order, writ, injunction or decree of any court or governmental agency against or affecting the Buyer, or against or affecting its business, property, assets, good will or common stock.

          5.27. COMPLIANCE WITH LAWS. The Buyer has complied in all material respects with all laws, regulations and orders applicable to the conduct of its business, and the Buyer possesses all permits, licenses and other approvals and authorizations of all governmental agencies which are necessary to the conduct of its business and all said permits, licenses and other approvals and authorizations are in full force and effect. The Buyer has not received any notice of, and is not aware of any material violation of, any zoning regulation or ordinance or of any law, order, regulation or requirement relating to the operation of its business which remains uncured or which has not been dismissed.

          5.28. RECENT TRANSACTIONS. Except as shown on the Exhibits delivered in connection herewith, the business of the Buyer has been conducted diligently and only in the ordinary course and the Buyer has not (a) incurred or become subject to any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business of the Buyer and under contracts entered into in the ordinary course of business of the Buyer, none of which involves potential liability in excess of $5,000 or is not cancelable in thirty days or less notice without penalty or liquidated damages;
(b) discharged or satisfied any lien or encumbrance or paid any obligation (tangible or intangible) other than liabilities shown on the Balance Sheet and current liabilities incurred since the date of the said Balance Sheet in the ordinary course of business of the Buyer; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets, real or personal tangible or intangible; (d) sold or transferred any of its assets, property or rights or canceled any debts or claims except in each case in the ordinary course of business of the Buyer, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or which requires consent of any third party to the transfer and assignment of any of its assets, property or rights; (e) suffered any extraordinary losses (whether or not covered by insurance) or waived any rights of substantial value; (f) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, otherwise than in the ordinary course of business; (g) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (h) made capital expenditures or entered into agreements therefor aggregating more than $5,000;
(i) issued any stock, bonds or any other corporate securities or granted any options, warrants or other rights calling for the issuance thereof; (j) amended its Articles of Incorporation or By-Laws.

          5.29. WARRANTIES. There are no pending claims against the Buyer or its insurers for breach of any warranty or with respect to liability for defective products or services.

          5.30. BROKERS AND FINDER. Buyer has not entered into an agreement with any person, firm or corporation, or become indirectly a party to any such agreement nor has he taken any action or is he aware of any facts which would result in the assertion of any liability or claim for the payment of any commission, brokerage or finder's fee in connection with his execution of this Agreement or the consummation of transactions contemplated herein.

          5.31. ACCOUNTS RECEIVABLE. Marked as Schedule 5.31 hereto and delivered to Seller is a complete list, appropriately aged, of the accounts receivable of the Buyer as a date within ten (10) days of the date hereof. Such accounts receivable of Buyer are valid and collectible in full and are not subject to defense, set-off or counterclaim on the part of the account debtor or any known assignee of any of such accounts except for the amount of the allowance for uncollectible accounts shown on the Schedule.

          5.32. DISCLOSURE. All material facts regarding the assets, business, operations, financial condition and prospects of the Buyer are reflected in the Balance Sheet, or have been disclosed herein, or have been disclosed to Buyer in writing set forth as Exhibit 5.32 hereto. No representation or warranty by the Buyer contained in this agreement and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to Seller pursuant to the provisions hereof or in connection with the negotiation hereof, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements herein not misleading.

          5.33. UPDATE. The Buyer will promptly advise the Seller in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof, and Buyer will provide Seller with quarterly and annual balance sheets and income statements of the Buyer from the date hereof through the Closing Date.

     6. OBLIGATIONS OF BOTH PARTIES PRIOR TO CLOSING DATE. During the period from the date hereof to the Closing date, both parties shall cause the following:

          6.01. Refrain from doing any of the types of acts described in paragraph 4.23 hereof, or entering into any of the types of contracts, agreements, instruments or other commitments of the nature described or referred to in paragraph 4.18 hereof, without the prior written consent of the other party.

          6.02. Give each party's representative full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, financial records, accounts and sales records of each party, working papers of its accountants, agreements and commitments of each party, and furnish each parties' representatives all such information concerning the business of each party, as each party may request, including copies of all the documents described in this Agreement and the exhibits hereto; provided, however, that any furnishing of such information to each party for investigation by each party shall not affect the right of each party to rely upon the representations and warranties made by each party in this Agreement; and provided, further, that each party will hold in strictest confidence all documents and information concerning the other party, and, if the transactions contemplated in this Agreement shall not be consummated, shall maintain such confidence and immediately thereafter return all such documents to the other party.

          6.03. Conduct its business and operations in the manner in which the same had heretofore been conducted, except as other-wise consented to by each party and in conformity with all applicable laws, maintain its properties in good repair and operating condition, and maintain its books of accounts in a manner which accurately reflects all items of its income, expenses and liabilities, in accordance with generally accepted accounting principles consistently applied.

          6.04. Use its best efforts to maintain and preserve its business organization and to preserve its relationships with its customers, suppliers, employees and others having business relations with it, to the extent that the going business of each party shall be unimpaired at the Closing.

          6.05. Not to merge or consolidate with, or agree to sell any of the operations being conducted by it, or (otherwise than in the ordinary course of business) any of its assets necessary to or utilized in connection with such operations to any other organization, or enter into any agreement to do any of the foregoing, in each case without the prior consent of the other party..

          6.06. Deliver to each party promptly after they become available balance sheet and income statement and its subsidiaries, certified by the Company's accountants for the fiscal period ending September 30, 1997, and copies of all communications to its Stockholders.

          6.07. Not to take any action or omit to take any action if the effect thereof is or may be to cause any of the representations or warranties of either party to be inaccurate or incomplete in any respect as if such representations or warranties were made at and as of the Closing.

          6.08. Not to declare or pay any dividend or other distributions of any shares of its capital stock or issue any capital stock or any security convertible into its capital stock or options to purchase its capital stock except in any transactions disclosed in Exhibit 6.08 hereto.

     From and after the date of this Agreement and until the Closing Date (the "Interim Period"):

          6.09. Each Party's OPERATION OF BUSINESS. Each party shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, keep the business organization intact and preserve the present business relationships with customers, suppliers and others having business dealings with each party.

          6.10. CERTAIN TRANSACTIONS. Neither party shall enter into any transaction, take any action nor fail to take any action which would result in, or could reasonably be expected to result in or cause, any of the representations, warranties, disclosures, agreements or covenants of either party contained in this Agreement, the exhibits hereto or any document delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, not being true and complete at and as of the time immediately after the occurrence of such transaction or the action is taken or failed to be taken and also on the Closing Date. Notwithstanding anything to the contrary herein, each party shall be entitled to split its stock, increase its authorized shares and issue shares of its common and preferred stock.

          6.11. CORPORATE ACTION; APPROVALS AND CONSENTS. Each party shall take or cause to be taken all action and will use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated hereby.

          6.12. ADVICE OF CHANGES. During the Interim Period, each party shall promptly advise the other party in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

          6.13. ACCESS TO PROPERTIES AND RECORDS. Each party and their counsel, accountants and other representatives shall be given full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of their other party and shall be furnished with all such documents and information with respect to the affairs of the other party or their counsel or accountants may from time to time reasonably request.

          6.14. CARRY ON IN REGULAR COURSE. Each party shall carry on its business diligently and substantially in the same manner as heretobefore with such changes as agreed upon by its Board of Directors..

          6.15. CONTRACTS AND COMMITMENTS. Except as otherwise provided herein, neither party shall enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with past practices without the written consent of the other party..

          6.16. COMPLIANCE WITH LAWS. Each party will duly comply with all applicable laws as may be required for the valid and effective consummation of the transactions contemplated by this Agreement.

     7.   CONDITIONS TO OBLIGATIONS OF EACH PARTY.

       Each party's obligations under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (all or any of which may be waived in writing in full or in part by each party):

          (a) The representations and the warranties of each party set forth in this Agreement shall be true and complete in all material respects as of the Closing date. All of the terms, provisions and conditions of this Agreement to be performed or complied with by each party before the Closing shall have duly been complied with and performed;

          (b) Each party shall receive at the Closing legal title to all of the certificates representing the Shares, free and clear of all liens, pledges, encumbrances of any kind, nature or description, with exception of legends referenced in Section 3.

          (c) Each party shall have received an opinion of counsel dated the Closing and addressed to the other party to the same effect of Sections 4.03 and
4.05 of this Agreement, and to the further effect that (i) this Agreement has been duly executed by, and is a valid and binding obligation, except that such counsel may assume, unless having reason to believe otherwise, the legal capacity and genuineness of all signatures; (ii) based on statements and representations to such counsel, which such counsel has no reason to believe are inaccurate, and the share certificates relating to the Shares and books of the Company which such counsel has examined, each party owns and is transferring at the Closing, good, valid and marketable title to the number of shares set forth in Section 1.01 hereof free and clear of all liens, options, charges and encumbrances whatsoever; (iii) to the best knowledge of such counsel, each party has good and marketable title to all of its properties and assets, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge, other than encumbrances reflected on the balance sheet dated May 31, 1997; (iv) except as may be specified by such counsel such counsel does not know of any action, proceeding, or investigation pending or threatened against, or relating to it, its properties or business, the Shares, the capital stock, or the transactions contemplated by this Agreement; (v) neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby: (a) violates or will violate or conflicts or will conflict with, or constitutes a default under or will constitute a default under, any term or provision of the Articles of Incorporation or the By-Laws, as amended, to the best knowledge of such counsel, of any contract, commitment or other agreement, understanding, arrangement, restriction of which either party is bound; (b) will cause, or give any person grounds to cause (with or without notice the passage of time or both) the maturity of any liability or obligation to be accelerated, or will increase any such liability or obligation; or will give any person, firm or corporation with which a party has any contractual relations the right to cancel or amend such contractual relations, or (c) violates or will violate any statute, law or any rule, regulation or order of any court or other governmental authority.

          (d) Each party shall have received the audited balance sheet as of May 31, 1997 and Statement of Income for the period then ending and completed its due diligence investigation , which shall disclose no adverse trend in the financial condition, business, operations, prospects, properties or assets of the other party in the other party's sole opinion.

          (e) Company has entered into an employment agreement with Kerry Rogers for his employment by the company after the Closing on such terms that are acceptable to Buyer and Rogers.

     8.   INDEMNIFICATION.

          8.01. SURVIVAL. All agreements, representations, statements and warranties contained herein or in any certificate, schedule, list, document, or other writing, delivered pursuant hereto or in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement, the Closing of the transactions contemplated herein and any

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

investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto.

          8.02. SELLER HOLD HARMLESS. Seller covenants and agrees with Buyer that it will hold Buyer harmless from and hereby indemnify Buyer against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Buyer or the Company and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Seller in this Agreement or in connection with the transactions contemplated herein.

          8.03. BUYER'S NOTICE. If at any time after the Closing Buyer has reason to believe that it is entitled to indemnification under Section 8.02, or any claim or dispute exists that could, unless successfully defended, entitle Buyer to indemnification under Section 8.02, Buyer shall give notice to Seller of the facts entitling Buyer to indemnification or the nature of the claim or dispute. The Seller shall have the right to defend, settle or compromise any third party claim or dispute that would entitle Buyer to indemnification at the Seller's own expense using counsel of their choice which counsel shall be reasonably acceptable to Buyer. If the Seller refuses or fails promptly to defend or compromise any such claim or dispute, or in the event Seller's defense of such claim or dispute is not successful, or if Buyer is otherwise entitled to indemnification under Section 8.02, the Seller will promptly pay or reimburse Buyer in the full amount of any Damages which Buyer becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in
Section 8.02.

          8.04. COMPANY AND BUYER'S HOLD HARMLESS. Buyer covenants and agrees with Seller that it will hold Seller harmless from and hereby indemnifies Seller against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Seller and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Buyer in this Agreement or in connection with the transactions contemplated herein.

          8.05. NOTICE. If at any time after the Closing Seller has reason to believe that he is entitled to indemnification under Section 8.04, or any claim or dispute exists that could, unless successfully defended, entitle Seller to indemnification under Section 8.04, Seller shall give notice to Buyer of the facts entitling Seller to indemnification or the nature of the claim or dispute. Buyer shall have the right to defend, settle or compromise any third party claim or dispute that would entitle Seller to indemnification at the Buyer's own expense through counsel of its choice. If the Buyer refuses or fails promptly to defend or compromise any such claim or dispute, or in the event Buyer's defense of such claim or dispute is not successful, or if Seller is otherwise entitled to indemnification under Section 8.04, the Buyer will promptly pay or reimburse Seller in the full amount of any Damages which Seller becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in
Section 8.04.

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

     9.  TERMINATION.

          This agreement may be terminated prior to the Closing as follows:

          9.01. TERMINATION WITHOUT LIABILITY. Buyer may terminate this Agreement by giving written notice to the Seller without conferring liability, in the event that the conditions specified in Section 7 of this Agreement are not satisfied or waived at the Closing.

          9.02. TERMINATION WITHOUT LIABILITY. Seller may terminate this Agreement by giving written notice to Buyer without conferring liability, in the event that the conditions specified in Section 8 of this Agreement are not satisfied or waived at the Closing.

          9.03. TERMINATION WITHOUT EFFECT ON LIABILITY. Buyer or Seller may terminate this Agreement by giving written notice to the other party at or prior to the Closing, without prejudice to any rights it or they may have if the other party has failed in the observance or in the due and timely performance of any of its material covenants or agreements contained herein, and such failure is due to the fault of the other party, or if there shall have been a material breach of the other party's warranties and representations herein contained.

          9.04. EXHIBITS. At the time of execution hereof all Exhibits required herein may not have been completed. The parties agree to use their best efforts to complete the Exhibits as soon as practicable. If such Exhibits are not completed on or prior to September 15, 1997, or the information contained therein is deemed by a party to be unsatisfactory, and such party gives notice to the other party within ten (10) days of receipt of such Exhibit, this Agreement shall be null and void and have no further effect.

     10.  MISCELLANEOUS.

          10.01. NOTICES. All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested:

          (I) If to Buyer, addressed to:

               Touch Tone America, Inc.
               4110 North Scottsdale Road Suite 170
               Scottsdale, Arizona  85251

               With a copy to:
               Gary Blume
               11807 Tatum Blvd Suite 108
               Pheonix, AZ 85028

          (ii) If to Sellers, addressed to:

               Orix Global Communications, Inc.
               1771 E. Flamingo Road., Suite #B-200
               Las Vegas, Nevada 89119

               With a copy to:

               Bruce Voss, Esquire
               General Counsel

or such other address as Buyer or Sellers shall designate by notice given as provided herein.

          10.02. PUBLIC ANNOUNCEMENTS. No public announcement of the transactions provided for herein shall be made by the Seller unless the same shall be approved in advance in writing by Buyer.

          10.03. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall pay its or his own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including all fees and expenses of their respective counsel and accountants incurred in connection with this Agreement and all other agreements, documents, certificates, applications and other instruments prepared in connection herewith.

          10.04. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Seller and its heirs, legal representatives and successors and permitted assigns, and Buyer and its respective successors and permitted assigns.

          10.05. LAW TO APPLY. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada. The parties hereby agree that dispute concerning this Agreement or the construction or enforcement thereof shall be resolved by binding arbitration before the American Arbitration Association.

          10.06. ASSIGNMENT. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

          10.07. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or among any of the parties hereto with respect to such purchase and sale or other transactions, which arrangements, proposals and under-standings shall be of no further force and effect. No amendment or modification of this Agreement shall be effective for any purpose unless the same shall be in writing signed by all of the parties hereto or their successors in interest.

          10.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          10.09. SECTION HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

          10.10.  SUBSEQUENT ACQUISITIONS AND MERGERS.

               (a) The parties acknowledge that Buyer has embarked on a program of acquisition and merger in order to grow its business. Notwithstanding any contrary provision in this Agreement, any such transaction is expressly permitted hereby and shall not constitute a breach of any representation, warranty, term or condition in this Agreement.

               (b) During the period from the date of this Agreement to the Closing date, the Seller shall bring all acquisition candidates to the attention of Buyer and the Seller shall cause the Company to, refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any other person, firm, corporation or other entity or group, other than Buyer concerning any acquisition candidates.


     11.0 CONDITION TO PERFORMANCE.

     11.1 CONDITIONS PRECEDENT TO PERFORMANCE.   This Agreement, and any
performance hereunder, is specifically subject to, as the following express conditions precedent,

a. The Buyer and Seller shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the acquisition, and all applicable legal requirements shall have been satisfied.

a. All of Seller's shareholders shall have approved this Agreement. Buyer and Seller shall have the corporate authority to enter into this Agreement.

c. Each party and its agents, attorneys and representatives shall have full and free access to the properties, book and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting investigations of the other party.

d. Proper and legal approval of the shareholders of Touch Tone America, Inc., as required and necessary in conformity with all requirements of the By-Laws of Touch Tone America, Inc., and the Corporation Law of the State of California of the transaction contemplated under this

Agreement as well as all other matters necessary to give effect to this transaction determined in the sole discretion of Orix Global Communications, Inc. This approval must be by December 15,1997 unless mutually extended, or this Agreement is null and void. All expenses relating to seeking and obtaining Shareholder approval are to be borne by Touch Tone America, Inc., whether such approval is successful or not.

e.   Seller will not have a net worth less than $500,000.

f. Buyer shall have filed all reports required under Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

g. The Buyer will be in good standing and in full compliance with the NASDAQ rules and regulations, and the common stock of the Buyer will be listed with the NASDAQ SmallCap Market, and will remain listed with such Market following any decision and action taken by NASDAQ concerning Buyer's compliance with NASDAQ rules and regulations whether or not such decision or action follows a review or hearing. Buyer must also satisfy any and all conditions established by the NASDAQ for the Buyer to maintain its listed status, and perform any and all representations and undertakings made to the NASDAQ.

     11.2 CONDITION SUBSEQUENT TO PERFORMANCE. This Agreement, and any performance hereunder, is specifically subject to, as an express condition subsequent, namely that the Buyer will be in good standing and in full compliance with the NASDAQ rules and regulations, and the common stock of the Buyer will be listed with the NASDAQ SmallCap Market, and will remain listed with such Market following any decision and action taken by NASDAQ concerning Buyer's compliance with NASDAQ rules and regulations whether or not such decision or action follows a review or hearing, in no event for a period of no less than 150 days from the date of Closing. Buyer must also satisfy any and all conditions established during such period by the NASDAQ for the Buyer to maintain its listed status, and perform any and all representations and undertakings made to the NASDAQ.

     11.3 FAILURE TO SATISFY CONDITIONS. Should Buyer fail to satisfy any of the conditions precedent set out under paragraph 11.1 above or the conditions subsequent set out under paragraph 11.2 above, the Seller and the Shareholders may at their discretion and without liability, terminate this Agreement, in which case the Agreement between the parties would be null, void, unenforceable and without effect. In the event the Seller and the Shareholders terminate this Agreement pursuant to a failure by Buyer to satisfy the conditions subsequent set out under paragraph 11.2 above, the parties agree to do all things necessary and useful to undo the transaction contemplated under this Agreement and the make the parties whole and in the same position they were in prior to the closing.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                      TOUCH TONE AMERICA, INC.


                                      By: /s/ Dr. Edward D. Wirth
                                          ---------------------------------
                                                Acting President

                                       ORIX GLOBAL COMMUNICATIONS,
                                       INC.


                                      By: /s/ Kerry Rogers
                                          ---------------------------------
                                                    President

                         Shares of
                         Company Stock       Shares of
                         Delivered           Buyer To
                         To Buyer            Be Received
The Shareholders         At Closing          At Closing          Signature
----------------         ----------          ----------          ----------







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